news release

FOR IMMEDIATE RELEASE:
February 4, 2010

NASDAQ:  SNIC

Sonic Announces Third Quarter 2010 Financial Results
Reports Revenues and Positive Adjusted EBITDA Ahead of Guidance

Novato, California (February 4, 2010) – Sonic Solutions® (NASDAQ:  SNIC) today announced financial results for the third quarter of its 2010 fiscal year.  For the three months ended December 31, 2009, net revenue was $26.4 million, operating expenses were $18.9 million, and the net loss was $0.3 million, or $(0.01) per share, all in accordance with generally accepted accounting principles (“GAAP”).  For the nine months ended December 31, 2009, net revenue was $78.0 million, operating expenses were $55.5 million, and the net loss was $2.4 million, or $(0.09) per share, also on a GAAP basis.

“It is extremely rewarding to finish the quarter ahead of expectations and to be playing an ever increasing role in the industry’s rapid move to digital delivery of entertainment,” said president and CEO, Dave Habiger, Sonic Solutions. “Today, Sonic is the only company supplying retailers with a turnkey solution to deliver new home video releases directly to consumers’ living rooms through enabled consumer electronic devices. We look forward to the year ahead and to expanding our ecosystem to include new retailers and devices.”

Summary Financial Results
(in thousands, except per share data amounts)
(Unaudited)

	Three Months Ended December 31,
	2009 (GAAP)	2009 (Non-GAAP)	2008 (GAAP)	2008 (Non-GAAP)

Net revenue	$26,392	$26,455	$26,525	$26,525

Gross profit (loss)	$18,348	$18,500	$(278)	$20,128

Net income (loss)	$(344)	$830	$(111,116)	$(2,225)

Net income (loss) per diluted share	$(0.01)	$0.03	$(4.27)	$(0.09)

	Nine Months Ended December 31,
	2009 (GAAP)	2009 (Non-GAAP)	2008 (GAAP)	2008 (Non-GAAP)

Net revenue	$77,975	$78,038	$87,714	$87,714

Gross profit	$53,970	$54,325	$43,856	$66,783

Net income (loss)	$(2,381)	$1,169	$(118,450)	$(5,718)

Net income (loss) per diluted share	$(0.09)	$0.04	$(4.47)	$(0.22)

Sonic Solutions • 7250 Redwood Blvd., Suite 300 • Novato, CA  94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Announces Third Quarter 2010 Financial Results

Earnings Call

Members of Sonic’s management team will lead a conference call today at 4:30 p.m. EST (1:30 p.m. PST), to discuss these details.  To participate in the conference call, interested parties may dial-in at 877-795-3649 (domestic) or 719-325-4791 (international).

A telephone replay will also be available shortly following the call on Thursday, February 4, 2010 through midnight (PT) on Friday, February 12, 2010. The replay can be accessed by dialing 888-203-1112 (for domestic callers) or 719-457-0820 (for international callers) and entering the passcode: 8538488.

To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com.  An archived version of the webcast will also be available through this site.

Use of Non-GAAP Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we report the following non-GAAP financial measures in presenting results and giving guidance:  non-GAAP net revenue, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share.  We also provide information and guidance regarding our earnings before interest, taxes, depreciation and amortization, excluding impairment charges, restructuring expense, stock option review expense, share-based compensation and warrant expense and contra revenue (“Adjusted EBITDA”).  Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, but should be considered in addition to and in conjunction with results presented in accordance with GAAP.  The non-GAAP financial measures are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business.  Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our investors and the analyst community to help them analyze our operating results and budget planning decisions.  We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with our business plan and individual operating budgets and to allocate resources.  As illustrated by the above table, the effect of calculating these financial measures on a non-GAAP basis is to increase profits, decrease losses and/or change losses to profits.  Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures and guidance are (a) the non-GAAP measures provide a view of our results that does not take into account certain GAAP expenses that would otherwise reduce our profits or increase our losses for the period in question, and (b) it may be difficult or impossible to meaningfully compare our non-GAAP results with those of other companies that do not present non-GAAP results utilizing similar assumptions.  We compensate for these limitations by providing full disclosure of the effects of our non-GAAP measures and guidance.  Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information and, to the extent available without unreasonable efforts, for non-GAAP forward-looking information, so that investors can use the information to perform their own analysis.

Warrant Expense and Contra Revenue.  We have excluded the effect of expenses and contra revenue associated with our issuance of a warrant from our calculation of the following:  non-GAAP net revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Because of varying available valuation methodologies, subjective assumptions and the fact that the financial impacts of this warrant issuance do not result in ongoing cash expenditures or otherwise have a material impact on our ongoing business operations, we believe that providing non-GAAP financial measures that exclude warrant expense and contra revenue allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Contra revenue associated with the grant of this warrant will recur during the term of the contract pursuant to which the warrant was issued.

Sonic Solutions Announces Third Quarter 2010 Financial Results

Acquisition-Related Intangible Amortization.  Under purchase accounting rules, some portion of an acquisition purchase price is generally allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time.  Our GAAP presentations include amortization on certain acquired intangibles from prior consummated transactions.  We have excluded the effect of amortization of acquired intangibles from our calculation of the following:  non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions.  Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues.  This amortization expense will recur in future periods for GAAP purposes.

Impairment of Intangibles.  Our non-GAAP presentations exclude the effect of an impairment of intangibles that occurred during our 2009 fiscal year.  We have excluded the effect of this impairment from our calculation of the following:  non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  This impairment did not result in cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  We do not expect similar impairments to recur in future periods.

Restructuring Expense Adjustment.  We have excluded the effect of restructuring expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  These expenses are primarily associated with the restructuring actions commenced in June and October 2008, and January and June 2009.  As these expenses are directly related to such restructurings, we believe that providing non-GAAP financial measures that exclude these expenses allows investors and analysts to make meaningful comparisons of our ongoing core business operating results over different periods of time.

Share-Based Compensation Expense Adjustment.  We have excluded the effect of share-based compensation expense from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use, as well as the impact of non-operational factors such as our share price and events such as tender offers on the magnitude of this expense, we believe that providing non-GAAP financial measures that exclude share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results and those of other companies.  Share-based compensation expense will recur in future periods for GAAP purposes.

Stock Option Review Expense Adjustment.  As we originally announced in February 2007, we conducted a voluntary review of our historical stock option grant practices and related accounting.  We have excluded the effect of our stock option review expenses from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.  We did not incur any option review expense during the three and nine months ended December 31, 2009, and currently believe that it is unlikely that such expenses will be incurred in future periods.

Goodwill Impairment.  Our non-GAAP presentations exclude the effect of a goodwill impairment that occurred during our 2009 fiscal year.  We have excluded the effect of this impairment from our calculation of the following:  non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA.  This impairment did not result in cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  We do not expect similar impairments to recur in future periods.

Sonic Solutions Announces Third Quarter 2010 Financial Results

Valuation Allowance.  Our non-GAAP presentations exclude the effect of a tax valuation allowance we established during our 2009 fiscal year.  We have excluded the effect of this allowance from our calculation of Adjusted EBITDA.  This allowance did not result in cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations.  We do not expect similar allowances to recur in future periods.

Adjusted EBITDA.  We provide information and guidance regarding our Adjusted EBITDA.  We believe this performance measure is useful to investors because (a) it corresponds closely to the cash operating income (loss) generated from our core operations by excluding significant non-cash operating expenses that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Guidance

For the fourth quarter of fiscal 2010 ending March 31, 2010, the Company anticipates revenues of at least $26 million.  The Company estimates that gross margins for the fourth quarter will be slightly lower and operating expenses will be relatively flat on a sequential basis. Accordingly, the Company estimates Adjusted EBITDA of approximately $0.5 million in the March quarter, resulting in an Adjusted EBITDA of over $4 million for the fiscal year 2010.

Reconciliations

As noted above and as reflected in the following reconciliation tables contained in this release, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures.  We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.  Although we cannot provide a full quantitative reconciliation of these forward-looking measures, we have provided certain projections and other information that are available to us at this time (see “Guidance” above in this release).  Certain of this information is non-quantitative in nature, and other information describes potential quantitative results.  In addition, prior to the end of the applicable period, we may not have sufficient information regarding future activities to provide accurate reconciling information with respect to some or all of our projections.  We believe the probable significance of our providing forward-looking non-GAAP financial measures without full reconciliation to the most directly comparable projected GAAP financial measures is that investors and analysts will have certain information that we believe to be useful and meaningful regarding our future projected results and opportunities, but that they will not have a complete picture of all of our projected financial results on a GAAP basis and they may be unable to accurately compare our projected results to projected results of other companies who may have treated such matters differently.  We believe that, given the inherent uncertainty always present for forward-looking projections, our investors will be able to understand and appropriately take into account the limitations in the information we have provided.  Investors are cautioned that, while we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from our non-GAAP financial measures, the actual effect of these items, when determined, could potentially be significant to the calculation of our GAAP financial measures for future calendar periods.

Sonic Solutions Announces Third Quarter 2010 Financial Results

Net Revenue, Cost of Revenue, Gross Profit & Gross Margin. The following table provides reconciliations relating to net revenue, cost of revenue, gross profit and gross margin (in thousands, except for margin percentages, unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
GAAP net revenue	$26,392	$26,525	$77,975	$87,714
Contra revenue associated with issuance of warrant	63	-	63	-
Non-GAAP net revenue	$26,455	$26,525	$78,038	$87,714

GAAP cost of revenue	$8,044	$26,803	$24,005	$43,858
Acquisition-related intangible amortization expense	(89)	(827)	(292)	(3,348)
Impairment of intangibles	-	(19,579)	-	(19,579)
Non-GAAP cost of revenue	$7,955	$6,397	$23,713	$20,931

GAAP gross profit (loss)	$18,348	$(278)	$53,970	$43,856
GAAP gross margin (1)	70%	-1%	69%	50%

Non-GAAP gross profit (loss)	$18,500	$20,128	$54,325	$66,783
Non-GAAP gross margin (2)	70%	76%	70%	76%

(1)  The GAAP gross margin percentage is calculated by dividing GAAP gross profit (loss) by GAAP net revenue.
(2)  The Non-GAAP gross margin percentage is calculated by dividing Non-GAAP gross profit (loss) by Non-GAAP net revenue.

Operating Expenses. The following table provides reconciliations relating to operating expenses (in thousands, unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008

GAAP total operating expenses	$18,888	$81,467	$55,466	$136,607
Share-based compensation expense	(659)	(388)	(1,761)	(1,615)
Stock option review expenses (1)	-	(13)	-	(518)
Restructuring expenses (2)	58	(1,110)	(508)	(2,651)
Impairment of goodwill (3)	-	(56,174)	-	(56,174)
Promotional expense related to issuance of warrant (4)	(1,086)	-	(1,086)	-
Non-GAAP total operating expenses	$17,201	$23,782	$52,111	$75,649

(1)  Stock option review expense is included in General and Administrative expenses on a GAAP basis.
(2)  Restructuring expense is included as a separate line item in operating expenses on a GAAP basis.
(3)  Goodwill impairment is included as a separate line item in operating expenses on a GAAP basis.
(4)  Promotional expense related to issuance of warrant is included in Marketing and Sales expenses on a GAAP basis.

Sonic Solutions Announces Third Quarter 2010 Financial Results

Operating Income (Loss), Operating Margin, Net Income (Loss) & Adjusted EBITDA. The following table provides reconciliations relating to operating income (loss), operating margin, net income (loss) and Adjusted EBITDA (in thousands, except for margin percentages, unaudited):

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
GAAP operating income (loss) (1)	$(540)	$(81,745)	$(1,496)	$(92,751)
Non-GAAP operating income (loss) (2)	$1,299	$(3,654)	$2,214	$(8,866)

GAAP operating margin (3)	-2%	-308%	-2%	-106%
Non-GAAP operating margin (4)	5%	-14%	3%	-10%

GAAP net income (loss)	$(344)	$(111,116)	$(2,381)	$(118,450)
Acquisition-related intangible amortization expense	89	827	292	3,348
Impairment of intangibles	-	19,579	-	19,579
Share-based compensation expense	659	388	1,761	1,615
Stock option review expenses	-	13	-	518
Restructuring expenses	(58)	1,110	508	2,651
Impairment of goodwill	-	56,174	-	56,174
Promotional expense related to issuance of warrant	1,086	-	1,086	-
Contra revenue associated with issuance of warrant	63	-	63	-
Provision for (benefit from) income taxes	(112)	29,316	619	25,035
Tax adjustment by applying an effective tax rate of 40%	(553)	1,484	(779)	3,812
Non-GAAP net income (loss)	$830	$(2,225)	$1,169	$(5,718)
Depreciation	459	594	1,490	1,794
Other income (expense)	(84)	55	266	664
Tax adjustment by applying an effective tax rate of 40%	553	(1,484)	779	(3,812)
Adjusted EBITDA	$1,758	$(3,060)	$3,704	$(7,072)

(1) The GAAP operating income is calculated by subtracting GAAP operating expenses from GAAP gross profit.
(2) The Non-GAAP operating income is calculated by subtracting Non-GAAP operating expenses from Non-GAAP gross profit.
(3) The GAAP operating margin percentage is calculated by dividing GAAP operating income (loss) by GAAP net revenue.
(4) The Non-GAAP operating margin percentage is calculated by dividing Non-GAAP operating income (loss) by Non-GAAP net revenue.

Sonic Solutions Announces Third Quarter 2010 Financial Results

Net Income (Loss) Per Share. The following table provides reconciliations relating to net income (loss) per share (unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008

GAAP net income (loss) per share
Basic	$(0.01)	$(4.27)	$(0.09)	$(4.47)
Diluted	$(0.01)	$(4.27)	$(0.09)	$(4.47)

Non-GAAP net income (loss) per share
Basic	$0.03	$(0.09)	$0.04	$(0.22)
Diluted	$0.03	$(0.09)	$0.04	$(0.22)

Shares used in computing GAAP & Non-GAAP net income (loss)
Basic	27,317	25,997	26,871	26,517
Diluted	29,129	25,997	28,369	26,517

Sonic Solutions Announces Third Quarter 2010 Financial Results

Sonic Solutions
Condensed Consolidated Statements of Operations
(In thousands, except per share data - unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net revenue	$26,392	$26,525	$77,975	$87,714
Cost of revenue	8,044	7,224	24,005	24,279
Impairment of intangibles	-	19,579	-	19,579
Gross profit	18,348	(278)	53,970	43,856

Operating expenses:
Marketing and sales	8,489	8,650	22,245	28,095
Research and development	5,784	8,861	19,024	31,116
General and administrative	4,673	6,672	13,689	18,571
Restructuring	(58)	1,110	508	2,651
Impairment of goodwill	-	56,174	-	56,174
Total operating Expenses	18,888	81,467	55,466	136,607
Operating loss	(540)	(81,745)	(1,496)	(92,751)
Other income (expense), net	84	(55)	(266)	(664)
Income loss before income taxes	(456)	(81,800)	(1,762)	(93,415)

Provision for (benefit from ) income taxes	(112)	29,316	619	25,035
Net Loss	$(344)	$(111,116)	$(2,381)	$(118,450)

Net loss per share:
Basic and diluted	$(0.01)	$(4.27)	$(0.09)	$(4.47)
Shares used in computing net loss per share:
Basic and diluted	27,317	25,997	26,871	26,517

Sonic Solutions Announces Third Quarter 2010 Financial Results

Sonic Solutions
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	December 31,	March 31,
	2009	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,511	$19,408
Restricted cash and cash equivalents	-	456
Accounts receivable, net of allowances of $3,342 and $2,072 at December 31, 2009 and March 31, 2009, respectively	11,436	14,874
Inventory	1,736	1,086
Prepaid expenses and other current assets	3,657	4,504
Deferred tax benefits	41	41
Total current assets	73,381	40,369
Fixed assets, net	1,993	2,851
Purchased and internally developed software costs, net	242	448
Goodwill	4,628	4,628
Acquired intangibles, net	16,264	16,556
Deferred tax benefit, net of current portion	30	21
Other assets	1,395	1,864
Total assets	$97,933	$66,737

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,180	$5,104
Accrued expenses and other current liabilities	25,305	26,964
Deferred revenue, current portion	6,709	6,875
Capital leases	124	130
Total current liabilities	37,318	39,073

Other long term liabilities, net of current portion	834	724
Deferred revenue, net of current portion	128	135
Capital leases, net of current portion	69	161
Total liabilities	38,349	40,093

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 30,496,146 and 26,593,647 shares issued and outstanding at December 31, 2009 and March 31, 2009, respectively	198,498	163,121
Accumulated deficit	(137,460)	(135,076)
Accumulated other comprehensive loss	(1,454)	(1,401)
Total shareholders' equity	59,584	26,644
Total liabilities and shareholders' equity	$97,933	$66,737

Sonic Solutions Announces Third Quarter 2010 Financial Results

About Sonic Solutions

Sonic Solutions (NASDAQ:  SNIC) is powering the digital media ecosystem through its complete range of Hollywood to Home™ applications, services, and technologies.  Sonic’s Roxio® products enable consumers to easily manage and enjoy personal digital media content and, through Roxio CinemaNow™, access premium Hollywood entertainment on a broad range of connected devices.  A wide array of leading technology firms, professionals, and developers rely on Sonic to bring innovative digital media functionality to next-generation devices and platforms.  Sonic Solutions is headquartered in Marin County, California.

Forward-Looking Statements

This press release and our earnings conference call for the third quarter ended December 31, 2009 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute “forward-looking statements.”  The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  Such forward-looking statements include expectations regarding revenue, income, expenses, and other guidance for the fiscal quarter ending March 31, 2010 and any future periods.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to:

•
the continuing negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;

•	our ability to adapt to rapid changes in technology and consumer preferences, and to successfully and cost-effectively develop and introduce new and enhanced products and services;
•
competitive pressures on our products and services, both from large established competitors with greater technological and financial resources than we possess, and from smaller companies that are able to compete effectively through low-cost Internet sales of their software products and services;

•	changes in operating results, requirements or business models of our OEM or other major customers;
•
our ability to successfully introduce and profitably run our Roxio CinemaNow initiative, a business with which we have had limited experience, which is dependent on third parties for premium content selection and delivery services, and which may give rise to legal exposure and other business risks;

•	expenses and issues associated with qualifying and supporting our products on multiple computer platforms and in developing products and services designed to comply with industry standards;
•	issues impacting third parties who supply us with services and operate our web store, as well as retailers, resellers and distributors of our products;
•	risks associated with international operations, including risks related to currency fluctuations, as well as our extensive software development work in China;
•	changes in our product and service offerings that could cause us to defer the recognition of revenue, thereby harming our operating results;
•	our ability to maintain sufficient liquidity and continue to fund our capital needs;
•	the loss of key management personnel;
•	risks related to acquisition and integration of acquired business assets, personnel and systems;
•	costs associated with litigation, patent prosecution, intellectual property and other claims;
•	changes in effective tax rates; and
•	earthquakes, natural disasters and other unexpected events.

Sonic Solutions Announces Third Quarter 2010 Financial Results

This press release should be read in conjunction with our most recent annual report on Form 10-K filed on June 1, 2009, our Form 10-Q filed on November 6, 2009, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results.  We do not undertake to update any forward-looking statements unless otherwise required by law.

For more information, contact:	For more information, contact:
Sonic Solutions Investor Relations	Sonic Solutions Corporate Communications
Nils Erdmann	Chris Taylor

Phone: 415.893.8000	Phone: 415.893.8000
Fax: 415.893.8008	Fax: 415.893.8008